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                                                                    Exhibit 99.7

                     NSR RATIO OF EARNINGS TO FIXED CHARGES

     For purposes of computing each ratio of earnings to fixed charges, "earnings" represents income before income taxes, plus interest expenses (including a portion of rental expenses representing an interest factor) and subsidiaries' preferred dividend requirements, less the equity in undistributed earnings of 20%-49% owned companies, net of dividends. "Fixed charges" represents interest expenses (including a portion of rental expense representing an interest factor) plus capitalized interest and preferred dividend requirements on a pretax basis.

     The following table sets forth the ratio of earnings to fixed charges for NSR for the periods indicated:

                                                               SIX MONTHS ENDED           YEAR ENDED DECEMBER 31,
                                                              ------------------    ------------------------------------
                                                                JUNE 30, 2004       2003    2002    2001    2000    1999
                                                              ------------------    ----    ----    ----    ----    ----
Ratio of earnings to fixed charges.......................          10.98x           7.37x   6.46x   5.88x   2.36x   4.31x


                              NSR AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Millions of Dollars)

                                                               SIX MONTHS ENDED           YEAR ENDED DECEMBER 31,
                                                              ------------------    ------------------------------------
                                                                JUNE 30, 2004       2003    2002    2001    2000    1999
                                                              ------------------    ----    ----    ----    ----    ----
EARNINGS
Income from continuing operations before income taxes
  as reported............................................           $ 505           $612    $720    $551    $285    $506
Add:
  Total interest expenses (as detailed below)............              45             82     114      87     185     130
  Amortization of capitalized interest...................               3              5       6       5       5       4
  Income (loss) of partially owned entities (1)..........              (4)            (6)     (9)    (10)     12      --
  Subsidiaries' preferred dividend requirements..........              --             --       2       2       2       2

Income before income taxes, as adjusted..................           $ 549           $693    $833    $635    $489    $642

FIXED CHARGES
Interest expense on debt.................................           $  14           $ 24    $ 30    $ 37    $ 37    $ 39
Other interest expense...................................              11             19      44      10     109      57
Calculated interest portion of rent expense..............              20             39      40      40      39      34

Total interest expenses..................................              45             82     114      87     185     130

Capitalized interest.....................................               5             12      11      17      18      15

Subsidiaries' preferred dividend requirement on a
  pretax basis...........................................              --             --       4       4       4       4

Total fixed charges......................................           $  50           $ 94    $129    $108    $207    $149

RATIO OF EARNINGS TO FIXED CHARGES.......................           10.98x          7.37x   6.46x   5.88x   2.36x   4.31x

(1) Includes: (a) the distributed income of 20%-49% owned entities, net of equity recorded in undistributed income and the minority income of consolidated entities which have fixed charges.

The computations do not include $0.3 million of interest expense related to $7.8 million of debt guaranteed for a less than 50% owned entity.